                                                                    EXHIBIT 3.14

_____________________________________________________________________________
                                 SCHEDULES TO

                       PREFERRED STOCK PURCHASE AGREEMENT

                         Dated as of September 30, 1997

                                    between

                           RAMSAY HEALTH CARE, INC.,
                                   as Issuer

                                      and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                  as Purchaser


_____________________________________________________________________________

                                               Schedule 3.03 to Preferred
                                               Stock Purchase Agreement
                                               ------------------------


                              FINANCIAL STATEMENTS
                              --------------------


      1.   Historical Financial Statements.  Copies of the consolidated balance
           -------------------------------
sheet of the Company and its Subsidiaries as of June 30, 1997 and the related consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, accompanied by the audit report thereon of Ernst & Young LLP have been furnished by the Company to each Purchaser prior to the date of this Agreement. Such consolidated financial statements have been prepared in conformity with GAAP and present fairly in all material respects the consolidated financial position of the Company as of the date thereof, and the consolidated results of operations and cash flows of the Company for the Fiscal Year then ended.

                                               Schedule 3.04 to Preferred
                                               Stock Purchase Agreement
                                               ------------------------



                  CONTINGENT LIABILITIES; RESTRICTED PAYMENTS
                  -------------------------------------------

1.    See Schedule 3.07 to the Senior Credit Agreement.

2.    See Schedule 3.14 to the Senior Credit Agreement.

3.    See Schedule 3.18 to the Senior Credit Agreement.

4. Obligations under the SocGen Cash Collateral Agreement (as defined in the Senior Credit Agreement).

                                               Schedule 3.05 to Preferred
                                               Stock Purchase Agreement
                                               ------------------------


                             CERTAIN OPTIONS, ETC.
                             ---------------------

A.    Options and Convertible Securities
      ----------------------------------

1.    Stock Option and Purchase Plans/Outstanding Options:

      Total Shares Outstanding: 3,140,765

      a. Ramsay Health Care, Inc. Amended and Restated 1990 Stock Option Plan-125,667 outstanding; 125,667 available;

      b. Ramsay Health Care, Inc. 1991 Stock Option Plan - 1,478,761 options outstanding; 1,484,423 available;

      c. Ramsay Health Care, Inc. 1993 Stock Option Plan - 337,529 outstanding; 393,930 available;

      d. Ramsay Health Care, Inc. 1995 Long Term Incentive Plan - 426,894 outstanding; 500,000 available;

      e. Ramsay Health Care, Inc. 1996 Long Term Incentive Plan - 457,500 outstanding; 500,000 available; and

      f. Options to purchase Ramsay Health Care, Inc. Common Stock issuable with respect to the conversion of Ramsay Managed Care, Inc. options in connection with the merger of Ramsay Managed Care, Inc. with a wholly owned subsidiary of Ramsay Health Care, Inc. - 314,414 outstanding; 500,000 available under two stock option plans.

2.    Stock Purchase Plan:

      a. Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan - 100,000 shares originally authorized.

3.    Warrants:

      a. Ramsay Health Care, Inc. outstanding warrants to purchase Common Stock-1,165,498.

4.    Preferred Stock

      a. 142,486 shares of Class B Preferred Stock, Series C, convertible into an aggregate of 1,424,860 shares of Common Stock.

      b. 100,000 shares of Class B Preferred Stock, Series 1996, convertible into an aggregate 1,000,000 shares of Common Stock.

      c. 100,000 Shares of Class B Preferred Stock, Series 1997, convertible into an aggregate of 394,945 shares of Common Stock.

                                               Schedule 4.06 to Preferred
                                               Stock Purchase Agreement
                                               ------------------------


                   TRANSACTIONS WITH AFFILIATES AND EMPLOYEES
                   ------------------------------------------

1.    See Schedules 3.09(D) and 6.03(1) to the Senior Credit Agreement.

2. Consulting Agreement dated as of February 1, 1997 by and between Summa Healthcare Group, Inc. and Ramsay Health Care, Inc.

3. Services Agreement dated as of August 12, 1996 by and between Healthlink Enterprises, Inc. and Ramsay Health Care, Inc.

4. In the ordinary course of business, Ramsay Health Care, Inc. maintains a cash management system with the other Credit Parties.

5. In the ordinary course of business, Ramsay Health Care, Inc. and certain of the other Credit Parties engage in lending, borrowing and other commercial transaction in connection with the joint ventures and other affiliates listed on Schedule 3.09(B) to the Senior Credit Agreement, all of which are permitted by (S) 4.06.

6. Employment Agreements with the executive officers of the Company and its Subsidiaries, copies of which were provided to the Administrative Agent prior to the Closing Date.

7. 142,486 shares of Class B Preferred Stock, Series C of the Company held by Ramsay Holdings and Ramsay Hospitals Pty. Limited.

8. 100,000 shares of Class B Preferred Stock, Series 1996 of the Company held by Ramsay Holdings.

9. 4,000 shares of Class B Preferred Stock, Series 1997 of the Company held by Ramsay Holdings.

10. RMCI and its affiliates lease the following property from partnerships of which Dr. Martin Lazoritz (an officer of RMCI) has the following ownership percentages:

-------------------------------------------------------------------------------------
    LOCATION           PURPOSE          LEASE INCEPTION        ANNUAL       LAZORITZ
                                                            LEASE (EST.)   OWNERSHIP
                                                                            PERCENT
-------------------------------------------------------------------------------------
1276 Minnesota      Clinic/Medical      1983 to 5/31/2003         $ 96,264+    16%
Avenue              Practice            with option to renew
Winter Park, FL
-------------------------------------------------------------------------------------
1250 Minnesota      FPM                 1988-2003                 $113,820+    25%
Avenue              (mgd. care)         Cost of Living
Winter Park, FL                         Adjustments
-------------------------------------------------------------------------------------
Lake Mary, FL       Office Clinic       1988-2003 Cost of         $  51,747    33-1/3%
                    +3,000 sq. ft.      Living Adjustments

-------------------------------------------------------------------------------------
Sand Lake, FL       Clinic to                     1990-2003       $  51,264    33-1/3%
                    serve
                    Disney
-------------------------------------------------------------------------------------

11. Employees and Ramsay Affiliates have been granted the options and warrants listed on Annex A hereto.

12. Payables of RMCI to Luis E. Lamela and Peter J. Evans in the amounts of $200,000 and $100,000 respectively, assumed by Borrower in connection with the merger of RMCI into a wholly owned Subsidiary of the Borrower.

13. Legal representation of the Borrower and its Subsidiaries by Haythe & Curley, a partner of which is a director of Borrower.

14. Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan - 100,000 shares originally authorized.


                                       2